Exhibit 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

Event Date/Time: Sep 29, 2011 / 02:30PM GMT

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Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Cathy Lyttle
Worthington Industries, Inc. - VP, Communications & IR

John McConnell
Worthington Industries, Inc. - Chairman & CEO

Andy Rose
Worthington Industries, Inc. - VP & CFO

George Stoe
Worthington Industries, Inc. - President & COO

CONFERENCE CALL PARTICIPANTS

Luke Folta
Jefferies & Co. - Analyst

Tim Hayes
Davenport & Co. - Analyst

Mark Parr
KeyBanc Capital Markets - Analyst

Richard Garchitorena
Credit Suisse - Analyst

Sandeep Issam
Goldman Sachs - Analyst

Michelle Applebaum
Steel Market Intelligence - Analyst

Leo Larkin
Standard & Poor's - Analyst

PRESENTATION

Operator

Ladies and gentlemen, good morning and welcome to the Worthington Industries first-quarter earnings results conference call. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, please go ahead.

Cathy Lyttle - Worthington Industries, Inc. - VP, Communications & IR

Good morning, everyone. Welcome to our first-quarter earnings conference call. As a reminder, certain statements made on this call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please refer to the Company's first-quarter earnings release that we issued yesterday for more detail on those factors that could cause actual results to differ materially.

For anyone interested in listening to this call again, a replay will be made available on our website, worthingtonindustries.com. On the call today are John McConnell, Chairman and Chief Executive Officer; George Stoe, President and Chief Operating Officer; Andy Rose, Vice President and Chief Financial Officer; Bob McMaster, Senior Financial Advisor and Richard Welch, Controller. Starting us off is John McConnell.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Thank you, Cathy. We had a very good first quarter as we began managing through a significant shift in our corporate platform, moving two of our companies to joint ventures and thus the equity income line. While this creates a transitional gap in revenue and an increased corporate burden for the remaining companies, those impacts are short-term anomalies. These moves will be very beneficial to our long-term performance, the revenue will be replaced and the corporate burden broadened again as we continue to grow.

Unfortunately, we opened 2012 living in interesting times. But no matter what we face in fiscal 2012, we are confident in the strength of our organization and of our people. We remain committed to staying focused on continuous improvement, driving best practices and growing further to increase the underlying value of our shareholders' investments. I will now turn the call over to Andy Rose and George Stoe to review our first-quarter results.

Andy Rose - Worthington Industries, Inc. - VP & CFO

Thanks, John and good morning. The Company's performance in the first quarter of fiscal 2012 was good, aided by volume increases in cylinders and steel from acquisitions. After stripping out impairment and restructuring charges of $4.9 million, earnings per share of $0.40 were up 33% compared to the prior year. Results benefited from a one-time gain in Cylinders of $4.2 million related to the Bernz litigation that was settled as part of the acquisition.

Also negatively impacting Steel Processing's results were inventory holding losses from the fall in steel prices. Management's estimate of those losses for the quarter was $0.06 per share. Inventory holding gains in the prior-year quarter were about $0.03 per share and also included a portion attributable to the Metal Framing business.

Sales for the quarter were down 2.3%, but were up 11% after adjusting for acquisitions, divestiture and joint venture actions. Volumes in Cylinders were up 2.3% for the quarter, but down 6% excluding the Bernz and Nitin acquisitions. Volume declines were concentrated in higher margin products and combined with high steel and gas costs to impact profit margins. It is important to note that the year-ago quarter was also the best in Cylinders history.

In Steel Processing, volumes during the quarter were up 14% and excluding the impact of the MISA acquisition, volumes were up 7% for the quarter driven by strong toll processing business. Equity income from our joint ventures was up 35% over last year to $25 million. We received dividends of $19.6 million.

Net cash used in operating activities for the quarter was $14.8 million, driven by higher earnings and lower receivables, partially offset by a significant decline in payables as steel prices declined. The Company deployed $6.5 million for capital projects, $51 million for the acquisition of Bernz, including the litigation settlement and $7.2 million in dividends to shareholders. During the quarter, we also spent $35 million to repurchase 2.1 million shares.

Our balance sheet remains strong with total debt of $459 million, cash of $37 million and over $284 million in available debt capacity. As you know, on March 1, we closed the transaction that resulted in the formation of ClarkDietrich, a joint venture for our Metal Framing business and the acquisition of the nonautomotive steel processing business of MISA Metals.

As a result, our share of the income from the new Metal Framing joint venture is now reflected in the equity income line. The business continues to perform well, posting $1.1 million for our 25% share of quarterly earnings. The JV is well-capitalized with no debt and a cash balance of approximately $33 million. The modest revenue and operating loss reflected in our consolidated statements for Dietrich this quarter is related to tolling revenue from our retained facilities to support the transition of the business to the new joint venture and it also includes the Vinyl Corp business that we retained and currently have under letter of intent.

The $3.2 million of losses related to the Metal Framing segment have been reclassified to restructuring in our consolidated financial statements. All of the processing facilities and equipment not contributed to the joint venture have ceased production and are in various stages of being sold. The restructuring losses related to the wind-down of Dietrich should decline quickly from this point forward.

While the economy continues to putter forward in the financial market's search for direction, we continue to make solid progress improving our Company. Return on committed capital for the quarter was 17.5%, up from 14.4% a year ago. Our trailing 12-month return on equity is 16.6%, up from 8.4% a year ago.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

To continue driving improved performance, we recently deployed our Centers of Excellence team in the pressure cylinder business and have identified some excellent opportunities. As our business is focused on improving operational and capital efficiency, we continue to proactively seek acquisition candidates to expand our product portfolio and geographic footprint. I will now pass the call to George Stoe who will discuss operations.

George Stoe - Worthington Industries, Inc. - President & COO

Thank you, Andy. Our Steel Processing business continues to operate at a new level of efficiency and effectiveness. We are now operating with improved quality, on-time delivery and responsiveness to our customers' needs. Our first fiscal quarter is historically impacted by automotive model changeovers and generally weaker conditions. Our flexibility allowed us to have a reasonably strong quarter in spite of decreased demand and falling steel prices during the quarter.

Our current view is that we think automotive production will be in the 12.5 million to 13 million range for the year. We expect the latter part of this year to show continued improvement in the automotive sector.

Our Cylinders business experienced similar market conditions. Their volume was down from our traditionally strong fourth fiscal quarter, but up when compared to the same quarter the previous year. We are expanding our productlines both domestically and internationally. Over the past several years, we have acquired a composite cylinder company, two aluminum cylinder operations and taken a majority stake in an Indian industrial gas facility.

These latest acquisitions are positioning us to take advantage of the emerging markets for alternative fuels around the world. Our recent acquisition of BernzOmatic has also expanded our reach within the wholesale plumbing channel. The integration of this business into our Cylinders business segment is going very well. The transition of the facilities in Medina, New York and Winston-Salem, North Carolina are underway and we are pleased with how quickly they have adapted to the Worthington culture.

Our strategy within this business unit is not complex. We believe we are the largest cylinder manufacturer in the world. Our plans are to grow our existing markets and search the landscape for additional opportunities for profitable growth.

Our joint ventures continue to be a steady source of profitability for us. WAVE had another strong quarterly performance as they innovate and create exciting new products. The newest facility in India is operating exceptionally well and the JV is exploring other international opportunities for expansion.

Our new ClarkDietrich joint venture is operating very well in a depressed market environment for commercial construction. Our plan when we combined these two businesses was to improve their cost position, become even more responsive in the marketplace and position ourselves for future growth when the commercial construction market improves. We feel as though we have accomplished all of those objectives with a significant portion of the cost savings yet to be realized.

Our joint ventures that depend upon the automotive sector continue to flourish. Serviacero is seeing strong growth within Mexico and has put itself in a good position to capitalize on the strong influx of business they are experiencing.

Our joint venture with Thyssen, TWB, had and another strong quarter with good results and a robust outlook for the future months. Our newest joint venture, ArtiFlex, is fulfilling the promise we had for it when we formed the JV. They are more nimble and flexible as they seek aftermarket jobs with more competitive tooling.

Our ability to generate strong profits during times of decreased demand is a direct result of the work we have done over the past several years instilling operational excellence throughout the organization. This has allowed us to decrease our volatility while we search for profitable worldwide growth opportunities. I will now turn the call back to John McConnell for his closing comments.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Thank you, Andy and George. I have none and we will be happy to address any questions concerning our Company at this point.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

QUESTION AND ANSWER

Operator

(Operator Instructions). Luke Folta, Jefferies.

Luke Folta - Jefferies & Co. - Analyst

Hi, good morning, everybody. The first question I had relates to your Pressure Cylinders business and if I look at the margin in that business, stripping out the Bernz settlement, it looks like margins fell pretty notably sequentially. I just was trying to get a sense -- I know there is a number of factors in there, that there are some price cost issues and corporate allocations and some mix issues. I wanted to see if you can give us a sense of what -- maybe some quantification around which of those factors was the biggest as far as what caused the quarterly decline?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

I think you will hear that mix is probably the largest of those issues. I will let George expand on that for you. But we sell so many different types of cylinders and we are driving increased volumes very successfully in some of our lower priced units as we continue to improve and roll out products, for instance the 14 ounce torch. So those items are way up and some others where we make significant money, maybe off a little in North America. But George.

George Stoe - Worthington Industries, Inc. - President & COO

I think that explains it absolutely correctly, John. I think, Luke, as you know, the 14 and 16 ounce cylinders that we sell from our facility in Wisconsin are lower priced and lower margined items and those were reasonably strong during the quarter and some of the other product lines, some of the heating tank business that we have was down somewhat from the previous quarter. And I think that is certainly the case for most of what you are seeing.

Luke Folta - Jefferies & Co. - Analyst

Okay. And are you able to quantify for us what the raw material cost impact was just so I can get a sense on how the margins are looking on a more normal basis?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

It is a much lower component of cylinders than steel obviously. I don't think we are going to be able to quantify that for you. But it is not significant in and of itself. When people look at our volumes being up and you look at the margins down -- again, this is really a mix issue. North America has driven increases I think for five consecutive quarters, all records, a little bit of pause here. Nothing -- no sharp declines, just a little softness in North America that we see already recovering. And we don't have any concerns about this business.

Luke Folta - Jefferies & Co. - Analyst

Okay. Any thoughts on the European industrial business?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

It was fairly flat. George, do you have anything or Andy, to add to that? But it was fairly flat as I recall.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

George Stoe - Worthington Industries, Inc. - President & COO

I think, Luke, you will recall that, during the quarter, in Europe, we are always hit a bit with the European vacation period during that July/August timeframe, but we have seen a good rebound of the business going into September and the biggest volume obviously is our industrial gas plant in Austria and September looks very strong there.

Luke Folta - Jefferies & Co. - Analyst

Okay. Thanks for that. And then just on WAVE, WAVE continues to be a pretty strong contributor and your comments over the last year or so have been that it has been decent pricing and then also pretty good remodel work that has been driving that. I just wanted to get a sense of how long do you think continued remodel work can carry that business if commercial construction doesn't show any signs of recovering anytime soon?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

We don't see any reason that, on the horizon, that would change the market dynamics that we currently work in.

Luke Folta - Jefferies & Co. - Analyst

Okay.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Results remain strong and robust.

Luke Folta - Jefferies & Co. - Analyst
Okay and just last one if I could. Just regarding the balance sheet, it looks like you took on some debt this quarter to buy back shares and we are looking at leverage levels. It seems like they are as high as they have been for a little while and I guess I wanted to understand how far you would be willing to take leverage in an effort to either buy back more shares or fund continued growth opportunities with this uncertain economic outlook we are seeing.

Andy Rose - Worthington Industries, Inc. - VP & CFO

Well, the way we typically answer that question is we want to be an investment-grade company and leverage levels for investment-grade industrial companies I think are around sort of 2.4 times. I mean there is obviously a little bit of variation in there depending on your business and your mix, but that is a pretty good proxy. But I would say we are very comfortable at the leverage level we are at right now. So I don't know if that answers your question.

Luke Folta - Jefferies & Co. - Analyst

It does. Thank you very much, guys.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

One last point when you were talking about Cylinders, because I am not sure how clearly this comes across. It was in Andy's comments that our Centers of Excellence teams have started to work with cylinders. Centers of Excellence is what the transformation became here at Worthington Industries. It is our way of sustaining the continuous improvement efforts we have had that we embedded first in Steel. So this is the first time we are really taking a diagnostic into cylinders, which is a very high-performing company. We weren't overly anxious to get there. We wanted to really focus on Steel and get that stabilized and growing and they are clearly over the edge in Steel.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

So we are just taking our first look at Cylinders and in the first three months of this process looking at one facility, one of the highly automated facilities, the results are that there is a lot here to get. So we are pretty excited about the future of Cylinders as well on that because we believe we can operate even better than we have in the past. Next question.

Operator

Tim Hayes, Davenport & Co.

Tim Hayes - Davenport & Co. - Analyst
Hey, good morning. There's a couple questions on how business conditions so far are shaping up for September in Steel Processing and then during the quarter. Could you give us some examples of the positive mix that you saw in Steel Processing for the August quarter?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

We think, as we look forward, we don't see the bump-up that we expected to see right now. Things are staying about even with kind of the post-fourth-quarter/first-quarter tsunami level effects. We still are told that there will be some increases in automotive as we go forward. But it is just a slight decline as you start looking at our forward bookings. So we will see how that plays out and we will -- either way, we are prepared to deal with it and move forward. And the other question on mix was?

Tim Hayes - Davenport & Co. - Analyst
Just maybe some examples of what was it that caused the strong mix in the August quarter.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

A strong mix.

Andy Rose - Worthington Industries, Inc. - VP & CFO

You are talking about Steel Processing?

Tim Hayes - Davenport & Co. - Analyst

Yes.

Andy Rose - Worthington Industries, Inc. - VP & CFO

The driver there was strong toll processing business.

Tim Hayes - Davenport & Co. - Analyst

Okay. And last question, have you bought back any shares so far in September?

Andy Rose - Worthington Industries, Inc. - VP & CFO

No. We go into a quiet period usually right before the end of the last month of the quarter.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

Tim Hayes - Davenport & Co. - Analyst
Okay, that makes sense. All right, thank you.

Operator

Mark Parr, KeyBanc Capital Markets.

Mark Parr - KeyBanc Capital Markets - Analyst

Good morning. A couple of things if I could. And I am just going to go back to cylinders for a minute if I could. I understand, John, you are talking about shifting the mix and I certainly get that. But is the slowdown that you saw in the larger tanks, the more traditional tanks -- I mean I recognize August is a slower month, I mean but it is always a slower month for Europe. And if you look at the year-over-year dynamic as the quarter progressed, are you seeing any weakness in call it some of your pre-BernzOmatic type of products? Anything that would be indicative of a slowing economic momentum in the European economy?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

As I said before, I don't have any concerns with this business where it is and how it is going forward. And I believe we will find Europe right now is fairly stable relative to where it has been on a linear basis. But (multiple speakers).

George Stoe - Worthington Industries, Inc. - President & COO

Mark, as I said earlier, we had that traditional slowdown, especially in our plant in Austria, during the July/August timeframe, but we have seen a nice recovery back in September again. They are actually booking ahead of plan during the month of September, so we feel good about that.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay, all right, that is really helpful. I appreciate that. Also, if I could ask just -- I have a couple of questions about some of the joint ventures and the equity pieces of the business. First on WAVE, WAVE has really had tremendous momentum through the last downturn and typically you see WAVE or see that whole equity portfolio back off pretty meaningfully from the May quarter into the August quarter. And I mean is there -- other than the inclusion of the ClarkDietrich joint venture, is there anything else that would be somewhat unusual that would be driving that business from a normal seasonal perspective?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Not that I can think of. I don't know (multiple speakers).

George Stoe - Worthington Industries, Inc. - President & COO

Mark, are you talking just about WAVE at this point or you mean in joint ventures in general?

Mark Parr - KeyBanc Capital Markets - Analyst

Well, I guess WAVE is the biggest piece of that, so I didn't know, maybe there was something going on at WAVE that might have been unusual. I don't know if they had a big project or if there was something, anything that is unusual that was going on that would -- because typically that business comes off a bit in August from the May quarter.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

George Stoe - Worthington Industries, Inc. - President & COO

No, I think that certainly as you look at what is going on inside WAVE today, their mix has shifted a bit during this period of time where they have more remodel work than new construction. That obviously has been a positive thing for them, but if you look at the rest of our JVs, Serviacero in Mexico has been very strong and growing. As you know, we are in the process of putting a new pickle line in down there to take care of some of the business that we see as Mexico continues to grow.

TWB had another strong quarter and the combination of our Gerstenslager business with the ITS into ArtiFlex is showing positive results and we feel very good about that as well.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

I am not sure the status, but the Indian plant has been open just over a year. I am sure that is contributing some increase year-over-year to WAVE because it wasn't there before. But I don't know if we can quantify that (inaudible) right now, but (multiple speakers).

George Stoe - Worthington Industries, Inc. - President & COO

Mark, the other thing that I think we should point out is, as you know, we put the combination together with Clark and Dietrich and that has had a very positive impact on the quarter. As Andy had mentioned before, we have gotten some equity income out of that, but we are very encouraged with the process so far. And we still think that there is a significant amount of cost to take out of that business going forward.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay, that's really helpful color. One other question -- I have got a couple of other just minor details. I mean the advanced high-strength steel programs that are unfolding for the auto OEMs, we are getting some indication that that could proceed or could create a new wave of growth for laser-welded blanks. Wondering if you could comment on what you are seeing as far as new program content and growth opportunities for that business over the next year or so.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

It has been stronger. They've actually kind of ebbed back about a year ago a little bit and it has been picking back up. I think there is going to be a lot of things tried and changed in automotive to get weight out of cars. We also believe the laser welding is going to remain a significant portion of how they go about doing that.

Thyssen has done a great job of innovating in this business, becoming more efficient in doing so and also becoming more flexible in how they can do things. I am not at liberty to talk about some of those things at the moment, but they are very good innovations that will help.

But there will be other things that come into play where laser welding might have been in the past too. But as the market, particularly in China, continues to expand rather rapidly, and they are present over there and of course, we are not part of that, but I think you'll see continued strong performance in laser welding and a strong participation in automotive going forward from where it is today.

Mark Parr - KeyBanc Capital Markets - Analyst
Okay. And just one last question if I could. We have seen some attempts and a little bit of success in getting base hot rolled prices turned around. At least the market has here in the last 60 days. Any sense from your perspective on how well those increases are sticking and could you give some sense of the current direction of pricing momentum for carbon flat-rolled products?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Well, Mark, as you know, the mills have really recently come off a series of two different price increases. I think that we are seeing the mills being resolute in trying to hold onto that as much as they can. I think that a lot of that will depend on how demand continues to develop going forward.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

Mark Parr - KeyBanc Capital Markets - Analyst

That is kind of how we feel about it too. It is just all about the demand.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Yes.

Mark Parr - KeyBanc Capital Markets - Analyst

All right, look, I really appreciate all the color and the help and good luck on the upcoming quarter. Thank you.

Operator

Richard Garchitorena, Credit Suisse.

Richard Garchitorena - Credit Suisse - Analyst

Great. Just a couple of quick questions. One, on the Pressure Cylinders, just wondering -- you had mentioned that you see the European business remaining strong. In the past, I believe comments were made about the competitive landscape there. Has that changed at all? Are you getting marketshare or is it still similar to the past?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Well, it depends on over what timeframe you want to look. If you go back probably to '05, the landscape has changed and there is more competition. If you go over the last three years, it is probably about the same. And I think what we were saying was that it is remaining stable more than strengthening or falling as far as European demand goes.

Richard Garchitorena - Credit Suisse - Analyst

Okay, great. And then just on the Steel Processing side, you mentioned you expect 12.5 million to 13 million units this year. Is that -- the volumes that we saw in Q1, is that a good run rate to get to that level?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

I'm sorry. I was actually writing a note to somebody. What was the --?

Unidentified Company Representative

(Inaudible - microphone inaccessible)

George Stoe - Worthington Industries, Inc. - President & COO

Richard, I think that we believe that the run rate that we saw during that first fiscal quarter will certainly get us to that level as we move throughout the rest of the fiscal year.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

Richard Garchitorena - Credit Suisse - Analyst

Okay, great. And then just on the SG&A, we saw it lower by about $11.4 million. Basically do you expect that to come back in the next quarter and going forward?

Andy Rose - Worthington Industries, Inc. - VP & CFO

The one thing to note is the $4.2 million gain from Bernz was a credit to SG&A. So that explains part of the reduced SG&A in the quarter. I don't know if that is helpful in answering your question, but our SG&A level -- we will see some modest increases year-over-year just because of wage inflation providing increases to the employees. The decline was really specific to that issue I think here.

And then secondly, obviously, there have been a lot of changes in our business over the last couple of quarters with moving both Dietrich and Gerstenslager into joint ventures. We have made a couple of acquisitions, although not of the size of the businesses we moved out. So there is really a lot of noise in the system in terms of SG&A that has moved out into joint ventures that is no longer consolidated, as well as adding in some of the acquisitions. So that has an impact as well.

The net effect of all this we believe is that we have a more profitable company and we have a lower cost structure and as a result, higher returns on capital, but that is more of a generalization.

Richard Garchitorena - Credit Suisse - Analyst
Okay. And then my last question, just on the costs incurred, getting the transformation team in place at Pressure Cylinders. Do we expect that to be ongoing through the next couple of quarters or is that a one-time initial cost?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

The effort will continue certainly through the next quarter and then probably the quarter beyond that. We have opened that process with some outside engagement that is being ramped down over this quarter and will probably be gone next quarter as the Centers of Excellence take that over fully and Cylinders is more engaged in the process and more people have been trained there. So that is kind of the view of how that process will go.

Andy Rose - Worthington Industries, Inc. - VP & CFO

There is really two -- you may remember this. There is really two components to our transformation or Centers of Excellence. We have our own team of folks that have been trained over the past couple of years that really we are using to drive this through throughout the organization and are really principally focused on Cylinders today. We also occasionally bring in outside expertise in the form of consultants to help provide additional content and education to help continue to push the improvements in our organization. And because we started a new transformation in Cylinders, we felt it was important to add some of that expertise at least in the short run.

Richard Garchitorena - Credit Suisse - Analyst

Okay, that makes sense. Great, thank you.

Operator

(Operator Instructions). [Sandeep Issam], Goldman Sachs.

Sandeep Issam - Goldman Sachs - Analyst

Good morning. I had a quick question on hedging. You mentioned that you had inventory losses that are $0.06 during the quarter. Do you have an idea of like if you were not hedging how much would that have been? Also, like looking ahead into the next quarter, what sort of positive or negative impact do you expect from this aspect?

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

Andy Rose - Worthington Industries, Inc. - VP & CFO

Yes, as it relates to hedging, I think it is important to note, we are not hedging our own inventories, at least using the third-party futures market. What we are doing internally is managing our inventories and managing our exposures to minimize the movement, the risk of movement in steel prices. Where we are using futures is to provide longer-term fixed pricing to the marketplace. So the hedging is not necessarily going to impact the volatility of steel prices in our earnings.

Sandeep Issam - Goldman Sachs - Analyst

Okay. And second question, the WAVE joint venture, I mean do you expect to see -- is there a seasonality for the joint JV as to levering along with the end markets? So do you expect -- like if I look at last year, the earnings from the WAVE joint venture fell something like 14%. So do you expect a similar performance this time as well?

Andy Rose - Worthington Industries, Inc. - VP & CFO
I would say as it relates to WAVE, the performance expectations are that they will continue to perform sort of as they have been over the past year.

Sandeep Issam - Goldman Sachs - Analyst

Okay, perfect. And last, in one of the previous questions on Europe versus North America, you had commented that Europe is sort of flat and correct me if I am wrong, that North America is seeing slight weakness.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

In the last quarter in Cylinders, is that the question?

Sandeep Issam - Goldman Sachs - Analyst

No, for the overall end market, the overall end market.

George Stoe - Worthington Industries, Inc. - President & COO

I think that we certainly saw a bit of weakness in the previous quarter in the Cylinders business compared to the fourth fiscal quarter of '11 that we are seeing some rebound as we move into our second fiscal quarter.

Sandeep Issam - Goldman Sachs - Analyst

In Europe?

George Stoe - Worthington Industries, Inc. - President & COO
Both in Europe and in North America.

Sandeep Issam - Goldman Sachs - Analyst

Okay, thank you very much.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

Operator

Michelle Applebaum, Steel Market Intelligence.

Michelle Applebaum - Steel Market Intelligence - Analyst

Hi. I missed a little bit, and so if I am asking a question that was already asked, I apologize for that. It is a holiday in some places today. So I was curious -- you were talking about the price increase and you said that whether it holds or not would be subject to demand.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

That is just a comment that we made and it's a speculation, but obviously we think demand is going to help drive what the outcome of pricing is.

Michelle Applebaum - Steel Market Intelligence - Analyst

And what do you see going forward for demand? Do you have any sense of -- kind of two separate questions. What overall demand is looking like and do you have any sense of what the forward book of imports is looking like?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

We did comment on this earlier, Michelle. We saw in the steel company some softness in forward bookings, not dramatic, just some softness. Probably a little behind where we thought automotive would start to pick up from the effects of the tsunami. We believe that's still possible they are going to go forward. And then obviously you're going to get into December as things will start ramping down to December and then jump back up as they always do. So those are the dynamics we see going forward. Nothing dramatic and volume from automotive could go basically either way. I don't think either way would be dramatic though.

Michelle Applebaum - Steel Market Intelligence - Analyst

I caught the automotive piece, but I was wondering about other markets that you serve besides automotive and then the forward book on imports, your sense of -- I know you guys aren't always necessarily buying imports and sometimes buying no imports. But I know you keep your -- your intelligence networks are quite active. So the question is, besides automotive, how is demand looking from a fundamental perspective and then import offerings going forward?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

And I was pointing at automotive, but overall bookings are slightly off both literally historically and where we had expected them to be, but I would emphasize the word slight at this point with some expectation they may return.

And as far as imports go, Michelle, you are right. We don't do a lot there. You've probably talked to more people about that than I do and I read the paper the other day that imports are way off. So that is about all I know.

George Stoe - Worthington Industries, Inc. - President & COO

I think, Michelle, you know this probably better than we do -- well, maybe not better than we do, but maybe almost as well.

Michelle Applebaum - Steel Market Intelligence - Analyst

You scare me when you say that, by the way, for the record.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

George Stoe - Worthington Industries, Inc. - President & COO

Okay. I think that with the volatility that has been in steel pricing that makes people that are normally going to buy imports be more cautious. They don't want to get themselves on the wrong side of that while they are waiting for the imports to arrive. So I think that people just take a more cautious approach.

Michelle Applebaum - Steel Market Intelligence - Analyst

Okay, so you are saying you think people are buying less imports right now or you are just -- you are anticipating that because of the volatility?

George Stoe - Worthington Industries, Inc. - President & COO

Yes.

Michelle Applebaum - Steel Market Intelligence - Analyst

There was an or in there. If you could characterize -- I am trying to get more on the markets because I remember it used to be that Worthington was a bellwether kind of company. Remember when the economics writers at the Journal used to reach to you guys whenever there was an inflection point in the economy? So maybe if I ask the question -- and so I am trying to get a little bit more information. What if I asked you how does it feel now versus how it felt in October of '08 or November of '08?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Well, relative to -- I mean those two things aren't even comparable. There is a market event occurring today that has nothing to do with the actual business levels.

Michelle Applebaum - Steel Market Intelligence - Analyst

You mean the financial market?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Right. And it is not even close to comparable at this point.

Michelle Applebaum - Steel Market Intelligence - Analyst

Okay. Just now being devil's advocate, if you remember, the financial markets were hit in September and then I remember the conference calls in October, I asked companies to give me a scale of 1 to 10 their stock-price assessment and their business assessment. And they all said their stock price assessment was 2 out of 10 and their business assessment was 8 out of 10. But that was October and then by very early November, I think things changed. So now we are a month into this financial market problem. Do you see much more risk from -- you are saying business is off slightly. Do you see the possibility of more risk coming or what do you think is different now if the market -- if the economy tips back into recession, what is different now going into this one versus last time from your business perspective?

John McConnell - Worthington Industries, Inc. - Chairman & CEO

I suppose we could speculate about all kinds of things that could cause risks in the economy, a lot of it driven from political bodies that I don't care to speculate on. So I don't think -- we are not sitting here waiting for Armageddon. We feel good about where we are. We feel good about the economy in general and at this point, that is really all we have to say about the forward view of the economy.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

Michelle Applebaum - Steel Market Intelligence - Analyst

Okey-dokey. All right, thanks. See you soon.

Operator

Leo Larkin, Standard & Poor's.

Leo Larkin - Standard & Poor's - Analyst

Good morning. Could you just remind us what your assumptions are for CapEx and DD&A and also what we should be using as the tax rate?

Andy Rose - Worthington Industries, Inc. - VP & CFO

Yes. D&A is around $60 million for the year. CapEx forecast is $35 million for the year. Although my bias is we may come in a little under that at this point. And then tax rate is 32.4%.

Leo Larkin - Standard & Poor's - Analyst

Thank you.

Operator

And to the presenters, no further questions in queue.

John McConnell - Worthington Industries, Inc. - Chairman & CEO

Thank you all for joining us. Again, it was a very good quarter from our standpoint. We feel very good about the position of the Company and the initiatives that we have underway, as well as the acquisition pipeline that we have in place. So we are going to continue to go forward and look forward to talking to you next quarter. Thank you for joining.

Operator

Ladies and gentlemen, this conference is available for replay. It starts today at 12.30 p.m. Eastern. It will last until October 6 at midnight. You may access the replay at any time by dialing 800-475-6701 or 320-365-3844. The access code is 215678. Those numbers again, 800-475-6701 or 320-365-3844. The access code 215678. That does conclude your conference for today. Thank you for your participation. You may now disconnect.

Final Transcript
Sep 29, 2011 / 02:30PM GMT, WOR - Q1 2012 Worthington Industries Inc Earnings Conference Call

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